Press Release
Exhibit 99.1
Company Contact:
Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7506
Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES SECOND QUARTER
FINANCIAL RESULTS

    RED BANK, NEW JERSEY, July 29, 2021…OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), today announced net income available to common stockholders of $29.6 million, or $0.49 per diluted share, for the three months ended June 30, 2021 as compared to $18.6 million, or $0.31 per diluted share, for the corresponding prior year period. For the six months ended June 30, 2021, the Company reported net income available to common stockholders of $61.2 million, or $1.02 per diluted share, as compared to $35.2 million, or $0.58 per diluted share, for the corresponding prior year period. Selected performance metrics are as follows (refer to “Selected Quarterly Financial Data” for additional information regarding the metrics):

		For the Three Months Ended,			For the Six Months Ended,
Performance Ratios (Annualized):		June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Return on average assets		1.03%	1.12%	0.67%	1.07%	0.66%
Return on average stockholders’ equity		7.88	8.59	5.16	8.23	4.93
Return on average tangible stockholders’ equity	(a)	12.07	13.22	8.10	12.64	7.81
Efficiency ratio		60.21	54.73	62.08	57.34	64.72
Net interest margin		2.89	2.93	3.24	2.91	3.37
(a) Return on average tangible stockholders’ equity, a non-GAAP (“generally accepted accounting principles”) measure, excludes the impact of intangible assets and goodwill from both assets and stockholders’ equity. Refer to “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” tables for additional information regarding our non-GAAP measures and impact per period.

Core earnings1 for the three and six months ended June 30, 2021 amounted to $29.5 million and $55.9 million, respectively, or $0.49 and $0.93 per diluted share, respectively. Non-core operations had a favorable impact, net of tax, of $78,000 and $5.3 million for the three and six months ended June 30, 2021, respectively.

	For the Three Months Ended,			For the Six Months Ended,
Core Ratios (Annualized)[1]:	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Return on average assets	1.02%	0.94%	0.81%	0.98%	0.92%
Return on average tangible stockholders’ equity	12.04	11.04	9.69	11.55	10.94
Efficiency ratio	60.06	58.37	56.69	59.21	56.01

Key developments for the recent quarter are described below:
•Operations: Commercial banking expansion remains a strategic focus with seven commercial bankers added to the team in this quarter, for a total of 16 this year. This has contributed to a record loan pipeline of $628.6 million as of June 30, 2021.
•Net Interest Income: Net interest income increased by $412,000 to $74.0 million from $73.6 million in the prior linked quarter, as non-interest bearing deposits grew by $372.2 million year-to-date, reflecting the continued trend in improving deposit quality.
1 Core earnings, a non-GAAP measure, and ratios derived from core earnings, for the periods presented, excludes merger related expenses, branch consolidation expenses, net (gain) loss on equity investments, Federal Home Loan Bank (“FHLB”) advance prepayment fees, gain on sale of Paycheck Protection Program (“PPP”) loans, the opening credit loss expense under the Current Expected Credit Loss (“CECL”) model related to the acquisitions of Two River Bancorp (“Two River”) and Country Bank Holding Company, Inc. (“Country Bank”) and the income tax effect of these items, (collectively referred to as “non-core” operations). Refer to “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” tables for additional information regarding our non-GAAP measures and impact per period.

•Expense Management: Operating expenses were $51.7 million and core operating expenses were $51.2 million, which includes the additional commercial banking hires, partially offset by savings related to four branch consolidations completed in April 2021. Since 2015, the Bank has consolidated 57 branch locations. Management will discuss the commercial banking expansion plans, digital banking investments, as well as expense management strategies in more detail at the Company’s previously announced Investor Day scheduled to take place at the Administrative Offices in Red Bank, New Jersey, on August 5, 2021.
•Interchange Fees: Under the temporary relief provisions of a joint rule published by the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and the Board of Governors of the Federal Reserve System, the Bank received relief from Dodd-Frank limitations on debit card interchange fees collected by banks with assets of $10 billion or more. The Bank will remain exempt from limits on debit card interchange fees until June 30, 2022.
    Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s results, “We are pleased with our commercial banking expansion which is reflected in the second quarter loan pipeline of $628.6 million, a record level.” Mr. Maher added, “A few weeks ago, the Bank successfully completed the conversion of our core operating system with hundreds of thousands of customer accounts transferred to a new platform. The generational core systems upgrade will enhance our operational functionality and efficiencies, improve the customer experience and services, and enable the integration of customer accounts from our New York operations, previously Country Bank. We appreciate the tireless efforts of our employees and the patience of our customers as we completed the pivotal transition to the new core system.”
The Company’s Board of Directors declared its ninety-eighth consecutive quarterly cash dividend on common stock. The quarterly cash dividend on common stock of $0.17 per share will be paid on August 20, 2021 to common stockholders of record on August 9, 2021. The Board previously declared a quarterly cash dividend on preferred stock of $0.4375 per depositary share, representing 1/40th interest in the Series A Preferred Stock. This dividend will be paid on August 16, 2021 to preferred stockholders of record on July 30, 2021.
Results of Operations
Net income was favorably impacted by $78,000, net of tax, and adversely impacted by $3.7 million, net of tax, of non-core operations for the quarters ended June 30, 2021 and 2020, respectively. Net income was favorably impacted by $5.3 million, net of tax, and adversely impacted by $14.1 million, net of tax, of non-core operations for the six months ended June 30, 2021 and 2020, respectively. Core earnings for the three months ended June 30, 2021 were $29.5 million, or $0.49 per diluted share, an increase from core earnings of $22.3 million, or $0.37 per diluted share, for the corresponding prior year period. Core earnings for the six months ended June 30, 2021 were $55.9 million, or $0.93 per diluted share, an increase from core earnings of $49.3 million, or $0.82 per diluted share, for the corresponding prior year period. Net income was favorably impacted by $5.2 million, net of tax, of non-core operations for the prior linked quarter. Core earnings for the three months ended June 30, 2021 increased from $26.5 million, or $0.44 per diluted share, for the prior linked quarter.
Net Interest Income and Margin
Net interest income for the three and six months ended June 30, 2021 decreased to $74.0 million and $147.6 million, respectively, as compared to $78.7 million and $158.3 million, respectively, for the corresponding prior year periods, reflecting a reduction in net interest margin, partly offset by an increase in interest-earning assets. Average interest-earning assets increased by $502.5 million and $791.3 million for the three and six months ended June 30, 2021, respectively, as compared to the same prior year periods, primarily concentrated in excess balance sheet liquidity. Average loans receivable, net of allowance for loan credit losses, decreased by $506.7 million and $313.6 million for the three and six months ended June 30, 2021, respectively, as compared to the same prior year periods. Net interest margin for the three and six months ended June 30, 2021 decreased to 2.89% and 2.91%, respectively, from 3.24% and 3.37%, respectively, for the same prior year periods. The net interest margin compression was primarily due to the excess balance sheet liquidity and the lower interest rate environment. For the three and six months ended June 30, 2021, the cost of average interest-bearing liabilities decreased to 0.50% and 0.55%, respectively, from 0.92% and 0.98%, respectively, for the corresponding prior year periods. The total cost of deposits (including non-interest bearing deposits) was 0.27% and 0.32% for the three and six months ended June 30, 2021, respectively, as compared to 0.57% and 0.63%, respectively, for the same prior year periods.
Net interest income for the three months ended June 30, 2021 increased by $412,000, as compared to the prior linked quarter, while the net interest margin decreased to 2.89%, compared to 2.93%. Excluding the impact of purchase accounting accretion and prepayment fees, the net interest margin decreased to 2.73% from 2.75%. The yield on average interest-earning assets decreased to 3.25% from 3.38% in the prior linked quarter, primarily due to lower purchase accounting accretion and the impact of the lower interest rate environment on loan originations and securities purchases. The total cost of interest-bearing liabilities was 0.50% for the quarter ended June 30, 2021, as compared to 0.60% in the prior linked quarter, due to repricing of deposit costs and maturities of higher yielding time deposits.
Benefit/Provision for Credit Losses
    For the three and six months ended June 30, 2021, the benefit for credit loss expense was $6.5 million and $7.1 million, respectively, as compared to a provision for credit loss expense of $9.6 million and $19.6 million, respectively, for the corresponding prior year periods, and a benefit for credit loss expense of $620,000 in the prior linked quarter. The benefit for credit loss expense for the three and six months ended June 30, 2021 was significantly influenced by improved economic forecasts, including stronger employment levels and GDP growth, combined with stabilizing trends in the Bank’s asset quality.

Net loan charge-offs were $224,000 for the quarter and net loan recoveries were $56,000 for the six months ended June 30, 2021, as compared to net loan recoveries of $232,000 and net loan charge-offs of $922,000 for the corresponding prior year periods, respectively, and net loan recoveries of $280,000 for the prior linked quarter. The six months ended June 30, 2020 included $949,000 in charge-offs on the sale of higher risk residential loans. Non-performing loans totaled $31.7 million at June 30, 2021, as compared to $34.1 million at March 31, 2021 and $21.0 million at June 30, 2020.
Non-interest Income
    For the three and six months ended June 30, 2021, other income increased to $11.8 million and $32.6 million, respectively, as compared to $11.4 million and $25.1 million, respectively, for the corresponding prior year periods. Other income for the three and six months ended June 30, 2021 included non-core operations of $576,000 and $8.9 million, respectively, related to net gain on equity investments. Excluding this item, the decrease in other income for the three months ended June 30, 2021, as compared to the corresponding prior year period, was primarily due to a decrease in commercial loan swap income of $2.4 million, as a result of lower activity, partially offset by increases in bankcard services of $850,000 due to lower card activity in the prior period as a result of the pandemic, fees and service charges of $556,000, and gain on sale of loans of $523,000.
Excluding non-core operations, the decrease in other income for the six months ended June 30, 2021, as compared to the corresponding prior year period, was primarily due to a decrease in commercial loan swap income of $5.4 million, as a result of lower activity, partially offset by increases in gain on sale of loans of $2.3 million and bankcard services of $1.4 million due to lower card activity in the prior period as a result of the pandemic.
Excluding non-core operations, other income for the three months ended June 30, 2021 decreased $1.3 million, as compared to the prior linked quarter, primarily due to decreases in commercial loan swap income of $1.0 million, as a result of lower activity, and gain on sale of loans of $637,000.

Non-interest Expense
    Operating expenses decreased to $51.7 million and $103.4 million for the three and six months ended June 30, 2021, respectively, as compared to $55.9 million and $118.7 million, respectively, in the same prior year periods. Operating expenses for the three and six months ended June 30, 2021 included $472,000 and $1.9 million, respectively, of net expenses related to non-core operations. Operating expenses for the three and six months ended June 30, 2020 included $4.9 million and $16.0 million, respectively, of net expenses related to non-core operations. Excluding non-core operations, the $123,000 increase in operating expenses for the three months ended June 30, 2021, as compared to the corresponding prior year period, was primarily due to an increase in compensation and benefits expense of $2.0 million, primarily relating to higher benefit costs, partly offset by decreases in other operating expenses of $853,000, and equipment of $676,000.
Excluding non-core operations, the $1.3 million decrease in operating expenses for the six months ended June 30, 2021, as compared to the corresponding prior year period, was primarily due to decreases in other operating expense of $1.3 million and equipment expense of $1.0 million, partly offset by an increase in federal deposit insurance and regulatory assessments of $1.2 million.
    Excluding non-core operations, operating expenses for the quarter ended June 30, 2021, increased $907,000 as compared to the prior linked quarter. The change was due to an increase in compensation and benefits expense of $1.5 million, partly offset by a decrease in federal deposit insurance and regulatory assessments of $765,000.

Income Tax Expense
The provision for income taxes was $10.1 million and $20.7 million for the three and six months ended June 30, 2021, respectively, as compared to $5.9 million and $9.9 million for the same prior year periods, respectively, and $10.7 million for the prior linked quarter. The effective tax rate was 24.8% and 24.7% for the three and six months ended June 30, 2021, respectively, as compared to 24.0% and 22.0% for the same prior year periods, respectively, and 24.6% for the prior linked quarter. The higher effective tax rate for the current year period, as compared to the prior year period, was primarily due to the impact of a New Jersey tax code change and a higher allocation of taxable income to New York.
Financial Condition
    Total assets increased by $35.6 million to $11.48 billion at June 30, 2021, from $11.45 billion at December 31, 2020. Cash and due from banks decreased $188.1 million, to $1.08 billion at June 30, 2021, from $1.27 billion at December 31, 2020. Total debt securities increased by $275.5 million at June 30, 2021, as compared to December 31, 2020, while equity investments decreased $16.2 million due to $90.7 million in sales of common stock partly offset by $73.8 million in purchases of preferred stock and a non-controlling equity investment. Total loans, excluding PPP loans of $83.0 million and $95.4 million at June 30, 2021 and December 31, 2020, respectively, increased by $77.1 million, to $7.74 billion at June 30, 2021, from $7.66 billion at December 31, 2020.
    Deposits decreased by $12.3 million to $9.42 billion at June 30, 2021, from $9.43 billion at December 31, 2020, which reflected a decrease in time deposits of $416.4 million, partly offset by an increase in non-interest bearing deposits of $372.2 million. The loan-to-deposit ratio at June 30, 2021 was 83.1%, as compared to 82.3% at December 31, 2020.
    Stockholders’ equity increased to $1.51 billion at June 30, 2021, as compared to $1.48 billion at December 31, 2020. On June 25, 2021, the Company announced the authorization of the Board of Directors of the 2021 Stock Repurchase Program to repurchase up to an additional 3.0 million shares, which is approximately 5% of the Company’s outstanding common stock. For the six months ended June 30, 2021, the Company repurchased 1.0 million shares under its stock repurchase program at a weighted average cost of $20.94, and there were 4,019,145 shares available for repurchase at June 30, 2021 under the existing repurchase programs. Tangible common equity per common share increased to $15.58 at June 30, 2021, as compared to $14.98 at December 31, 2020.

Asset Quality
    The Company’s non-performing loans decreased to $31.7 million at June 30, 2021, as compared to $36.4 million at December 31, 2020. Non-performing loans do not include $40.1 million of purchased with credit deterioration (“PCD”) loans from prior bank acquisitions. The allowance for loan credit losses as a percentage of non-performing loans was 170.1% at June 30, 2021, as compared to 166.8% at December 31, 2020. The Company’s level of 30 to 89 days delinquent loans improved to $5.3 million at June 30, 2021, from $34.7 million at December 31, 2020.
The Company’s allowance for loan credit losses was 0.69% of total loans at June 30, 2021, as compared to 0.78% at December 31, 2020. The allowance for loan credit losses plus the unamortized credit and PCD marks amounted to $77.5 million, or 0.99% of total loans.

Explanation of Non-GAAP Financial Measures
    Reported amounts are presented in accordance with GAAP. The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding non-core operations and reporting equity and asset amounts excluding intangible assets and goodwill, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Conference Call
    As previously announced, the Company will host an earnings conference call on Friday, July 30, 2021 at 11:00 a.m. Eastern Time. The direct dial number for the call is (888) 338-7143. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10158125 from one hour after the end of the call until October 30, 2021. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
Investor Day 2021
The Company will host an Investor Day on Thursday, August 5, 2021 at 1:00 p.m. Eastern Time at the Administrative Offices at 110 West Front Street in Red Bank, New Jersey. Various members of management will provide informative presentations regarding strategic Bank initiatives throughout the afternoon along with the opportunity for questions and answers. Following the formal agenda, guests are welcome to tour the facility and demonstrations of various digital banking platforms will be available. Advance registration is required and can be accessed by visiting the Investor Relations page of www.oceanfirst.com.
* * *
    OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $11.5 billion regional bank providing financial services throughout New Jersey and in the major metropolitan markets of Philadelphia, New York, Baltimore, Washington D.C. and Boston. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey. To learn more about OceanFirst, go to www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: the impact of the COVID-19 pandemic on our operations and financial results and those of our customers, changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share amounts)

	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$1,084,029	$1,173,665	$1,272,134	$721,049
Debt securities available-for-sale, at estimated fair value	249,330	268,511	183,302	153,239
Debt securities held-to-maturity, net of allowance for securities credit losses of $1,609 at June 30, 2021, $1,717 at March 31, 2021, $1,715 at December 31, 2020 and $2,446 at June 30, 2020 (estimated fair value of $1,169,123 at June 30, 2021, $1,099,745 at March 31, 2021, $968,466 at December 31, 2020 and $895,897 at June 30, 2020)	1,146,735	1,082,326	937,253	867,959
Equity investments, at estimated fair value	90,917	50,159	107,079	13,830
Restricted equity investments, at cost	52,519	52,199	51,705	68,091
Loans receivable, net of allowance for loan credit losses of $53,876 at June 30, 2021, $59,976 at March 31, 2021, $60,735 at December 31, 2020 and $38,509 at June 30, 2020	7,774,351	7,820,590	7,704,857	8,335,480
Loans held-for-sale	1,493	43,175	45,524	21,799
Interest and dividends receivable	28,014	32,819	35,269	37,811
Other real estate owned	106	106	106	248
Premises and equipment, net	117,509	110,093	107,094	100,576
Bank owned life insurance	259,608	264,548	265,253	262,637
Assets held for sale	4,032	5,340	5,782	7,828
Goodwill	500,319	500,319	500,319	501,472
Core deposit intangible	20,912	22,273	23,668	26,732
Other assets	154,027	151,349	208,968	226,614
Total assets	$11,483,901	$11,577,472	$11,448,313	$11,345,365
Liabilities and Stockholders’ Equity
Deposits	$9,415,286	$9,502,812	$9,427,616	$8,967,754
Federal Home Loan Bank advances	—	—	—	343,392
Securities sold under agreements to repurchase with retail customers	141,475	134,465	128,454	152,821
Other borrowings	228,564	228,176	235,471	246,840
Advances by borrowers for taxes and insurance	21,281	20,980	17,296	19,582
Other liabilities	168,506	192,320	155,346	138,542
Total liabilities	9,975,112	10,078,753	9,964,183	9,868,931
Total stockholders’ equity	1,508,789	1,498,719	1,484,130	1,476,434
Total liabilities and stockholders’ equity	$11,483,901	$11,577,472	$11,448,313	$11,345,365

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,			For the Six Months Ended,
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	|-------------------- (Unaudited) --------------------|			|---------- (Unaudited) -----------|
Interest income:
Loans	$77,048	$77,908	$88,347	$154,956	$178,291
Debt securities	5,984	5,355	6,209	11,339	12,981
Equity investments and other	309	1,611	1,321	1,920	2,812
Total interest income	83,341	84,874	95,877	168,215	194,084
Interest expense:
Deposits	6,325	8,496	12,305	14,821	26,241
Borrowed funds	3,000	2,774	4,905	5,774	9,531
Total interest expense	9,325	11,270	17,210	20,595	35,772
Net interest income	74,016	73,604	78,667	147,620	158,312
Credit loss (benefit) expense	(6,460)	(620)	9,649	(7,080)	19,618
Net interest income after credit loss (benefit) expense	80,476	74,224	69,018	154,700	138,694
Other income:
Bankcard services revenue	3,591	3,052	2,741	6,643	5,222
Trust and asset management revenue	591	599	555	1,190	1,070
Fees and service charges	3,809	3,737	3,253	7,546	8,126
Net gain on sales of loans	1,279	1,916	756	3,195	929
Net gain on equity investments	576	8,287	148	8,863	303
Net loss from other real estate operations	(1)	(8)	(52)	(9)	(202)
Income from bank owned life insurance	1,716	1,415	1,521	3,131	3,096
Commercial loan swap income	73	1,111	2,489	1,184	6,539
Other	169	726	19	895	44
Total other income	11,803	20,835	11,430	32,638	25,127
Operating expenses:
Compensation and employee benefits	29,912	28,366	27,935	58,278	57,820
Occupancy	5,314	5,061	5,268	10,375	10,544
Equipment	1,306	1,578	1,982	2,884	3,925
Marketing	625	434	753	1,059	1,522
Federal deposit insurance and regulatory assessments	1,099	1,864	1,133	2,963	1,800
Data processing	4,402	4,031	4,149	8,433	8,326
Check card processing	1,303	1,372	1,290	2,675	2,566
Professional fees	2,391	2,837	2,683	5,228	4,985
Other operating expense	3,485	3,353	4,338	6,838	8,140
FHLB advance prepayment fees	—	—	924	—	924
Amortization of core deposit intangible	1,361	1,395	1,544	2,756	3,122
Branch consolidation expense	26	1,011	863	1,037	3,457
Merger related expenses	446	381	3,070	827	11,597
Total operating expenses	51,670	51,683	55,932	103,353	118,728
Income before provision for income taxes	40,609	43,376	24,516	83,985	45,093
Provision for income taxes	10,054	10,679	5,878	20,733	9,922
Net income	30,555	32,697	18,638	63,252	35,171
Dividends on preferred shares	1,004	1,004	—	2,008	—
Net income available to common stockholders	$29,551	$31,693	$18,638	$61,244	$35,171
Basic earnings per share	$0.49	$0.53	$0.31	$1.02	$0.59
Diluted earnings per share	$0.49	$0.53	$0.31	$1.02	$0.58
Average basic shares outstanding	59,701	59,840	59,877	59,776	59,881
Average diluted shares outstanding	59,966	60,101	59,999	60,040	60,122

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Commercial:
Commercial and industrial		$474,919	$498,245	$470,656	$599,188	$910,762
Commercial real estate - owner-occupied		1,045,514	1,066,351	1,145,065	1,176,529	1,199,742
Commercial real estate - investor		3,836,230	3,804,351	3,491,464	3,453,276	3,449,160
Total commercial		5,356,663	5,368,947	5,107,185	5,228,993	5,559,664
Consumer:
Residential real estate		2,168,545	2,189,348	2,309,459	2,407,178	2,426,277
Home equity loans and lines		255,097	267,591	285,016	301,712	320,627
Other consumer		40,485	46,651	54,446	63,095	71,721
Total consumer		2,464,127	2,503,590	2,648,921	2,771,985	2,818,625
Total loans		7,820,790	7,872,537	7,756,106	8,000,978	8,378,289
Deferred origination costs (fees), net		7,437	8,029	9,486	(1,238)	(4,300)
Allowance for loan credit losses		(53,876)	(59,976)	(60,735)	(56,350)	(38,509)
Loans receivable, net		$7,774,351	$7,820,590	$7,704,857	$7,943,390	$8,335,480
Mortgage loans serviced for others		$68,778	$74,037	$95,789	$88,210	$101,840
	At June 30, 2021 Average Yield
Loan pipeline (1):
Commercial	3.78%	$463,388	$154,946	$210,024	$154,700	$169,093
Residential real estate	3.11	153,798	178,352	151,152	212,107	181,800
Home equity loans and lines	4.23	11,369	11,031	6,630	10,301	8,282
Total	3.62%	$628,555	$344,329	$367,806	$377,108	$359,175

	For the Three Months Ended
	June 30, 2021			March 31, 2021		December 31, 2020		September 30, 2020	June 30, 2020
	Average Yield
Loan originations:
Commercial	3.26%	$259,163	(2)	$547,591	(2)	$173,715		$187,747	$216,979	(2)
Residential real estate	3.16	173,354		189,942		222,780		219,325	242,137
Home equity loans and lines	3.99	14,870		10,278		13,435		10,966	12,128
Total	3.25%	$447,387		$747,811		$409,930		$418,038	$471,244
Loans sold		$29,556		$67,500		$56,126	(3)	$56,722	$104,600	(3)
(1)Loan pipeline includes loans approved but not funded.
(2)Excludes loans originated through the PPP of $13 million, $60 million and $504 million for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively.
(3)Excludes the sale of PPP loans of $298.1 million, higher risk commercial loans of $64.8 million, net of charge-offs and under-performing residential and home equity loans and lines of $10.5 million, net of charge-offs, for the three months ended December 31, 2020 and the sale of under-performing commercial loans of $4.9 million for the three months ended June 30, 2020.

DEPOSITS	At
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Type of Account
Non-interest-bearing	$2,505,355	$2,417,935	$2,133,195	$2,240,799	$2,161,766
Interest-bearing checking	3,628,741	3,623,132	3,646,866	3,317,296	3,022,887
Money market deposit	734,320	782,459	783,521	691,872	680,199
Savings	1,590,441	1,568,528	1,491,251	1,471,554	1,456,931
Time deposits	956,429	1,110,758	1,372,783	1,561,767	1,645,971
Total	$9,415,286	$9,502,812	$9,427,616	$9,283,288	$8,967,754

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Non-performing loans held-for-investment:
Commercial and industrial	$1,566	$1,616	$1,551	$586	$1,586
Commercial real estate - owner-occupied	11,527	11,676	13,054	11,365	4,582
Commercial real estate - investor	10,549	12,366	10,660	2,978	5,274
Residential real estate	6,114	6,398	8,642	11,518	6,568
Home equity loans and lines	1,924	2,072	2,503	3,448	3,034
Total non-performing loans held-for-investment	31,680	34,128	36,410	29,895	21,044
Non-performing loans held-for-sale	—	—	—	67,489	—
Other real estate owned	106	106	106	106	248
Total non-performing assets	$31,786	$34,234	$36,516	$97,490	$21,292
PCD loans (1)	$40,064	$44,421	$48,488	$56,422	$61,694
Delinquent loans 30 to 89 days	$5,313	$16,477	$34,683	$13,753	$13,640
Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$9,803	$4,785	$5,158	$9,866	$6,189
Performing	10,311	11,466	12,009	12,777	16,365
Total troubled debt restructurings	$20,114	$16,251	$17,167	$22,643	$22,554
Allowance for loan credit losses	$53,876	$59,976	$60,735	$56,350	$38,509
Allowance for loan credit losses as a percent of total loans receivable (2)	0.69%	0.76%	0.78%	0.70%	0.46%
Allowance for loan credit losses as a percent of total non-performing loans held-for-investment (2)	170.06	175.74	166.81	188.49	182.99
Non-performing loans held-for-investment as a percent of total loans receivable	0.41	0.43	0.47	0.37	0.25
Non-performing assets as a percent of total assets	0.28	0.30	0.32	0.84	0.19
(1)PCD loans are not included in non-performing loans held-for-investment, troubled debt restructurings or delinquent loans totals.
(2)Loans acquired from prior bank acquisitions were recorded at fair value. The net unamortized credit and PCD marks on these loans, not reflected in the allowance for loan credit losses, was $23.6 million, $25.7 million, $28.0 million, $31.6 million and $35.4 million at June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020 respectively.

NET (CHARGE-OFFS) RECOVERIES	For the Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020		September 30, 2020		June 30, 2020
Net (charge-offs) recoveries:
Loan charge-offs	$(420)	$(356)	$(3,220)		$(15,411)		$(169)
Recoveries on loans	196	636	278		416		401
Net loan (charge-offs) recoveries	$(224)	$280	$(2,942)	(1)	$(14,995)	(2)	$232
Net loan (charge-offs) recoveries to average total loans (annualized)	0.01%	NM*	0.15%		0.71%		NM*
Net loan (charge-offs) recoveries detail:
Commercial	$(304)	$126	$(775)		$(14,801)		$30
Residential real estate	—	(203)	(1,731)		314		212
Home equity loans and lines	58	352	(451)		(490)		(3)
Other consumer	22	5	15		(18)		(7)
Net loan (charge-offs) recoveries	$(224)	$280	$(2,942)	(1)	$(14,995)	(2)	$232
(1)Included in net loan charge-offs for the three months ended December 31, 2020 is $2.3 million relating to under-performing residential and consumer loans sold.
(2)Included in net loan charge-offs for the three months ended September 30, 2020 is $14.2 million relating to loans transferred to held-for-sale.
* Not meaningful

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$992,485	$241	0.10%	$1,138,911	$277	0.10%	$354,016	$115	0.13%
Securities (1)	1,501,484	6,052	1.62	1,311,683	6,689	2.07	1,130,779	7,415	2.64
Loans receivable, net (2)
Commercial	5,318,436	54,258	4.09	5,127,940	53,670	4.24	5,409,238	59,460	4.42
Residential real estate	2,219,425	19,097	3.44	2,327,838	20,069	3.45	2,507,076	23,870	3.81
Home equity loans and lines	260,374	3,163	4.87	275,943	3,523	5.18	328,144	3,853	4.72
Other consumer	44,167	530	4.81	50,964	646	5.14	76,382	1,164	6.13
Allowance for loan credit losses, net of deferred loan costs and fees	(53,483)	—	—	(52,887)	—	—	(25,218)	—	—
Loans receivable, net	7,788,919	77,048	3.97	7,729,798	77,908	4.09	8,295,622	88,347	4.28
Total interest-earning assets	10,282,888	83,341	3.25	10,180,392	84,874	3.38	9,780,417	95,877	3.94
Non-interest-earning assets	1,256,844			1,259,109			1,334,169
Total assets	$11,539,732			$11,439,501			$11,114,586
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$3,701,496	3,385	0.37%	$3,711,976	4,311	0.47%	$2,966,631	4,800	0.65%
Money market	760,323	212	0.11	757,634	367	0.20	652,485	705	0.43
Savings	1,581,284	166	0.04	1,522,603	179	0.05	1,445,953	414	0.12
Time deposits	1,002,086	2,562	1.03	1,221,123	3,639	1.21	1,623,890	6,386	1.58
Total	7,045,189	6,325	0.36	7,213,336	8,496	0.48	6,688,959	12,305	0.74
FHLB Advances	—	—	~~—~~	—	—	—	476,598	1,946	1.64
Securities sold under agreements to repurchase	135,181	56	0.17	129,444	95	0.30	131,382	138	0.42
Other borrowings	228,350	2,944	5.17	228,368	2,679	4.76	220,948	2,821	5.14
Total borrowings	363,531	3,000	3.31	357,812	2,774	3.14	828,928	4,905	2.38
Total interest-bearing liabilities	7,408,720	9,325	0.50	7,571,148	11,270	0.60	7,517,887	17,210	0.92
Non-interest-bearing deposits	2,462,203			2,212,273			2,018,044
Non-interest-bearing liabilities	164,774			160,500			124,997
Total liabilities	10,035,697			9,943,921			9,660,928
Stockholders’ equity	1,504,035			1,495,580			1,453,658
Total liabilities and equity	$11,539,732			$11,439,501			$11,114,586
Net interest income		$74,016			$73,604			$78,667
Net interest rate spread (3)			2.75%			2.78%			3.02%
Net interest margin (4)			2.89%			2.93%			3.24%
Total cost of deposits (including non-interest-bearing deposits)			0.27%			0.37%			0.57%

(continued)

	For the Six Months Ended
	June 30, 2021			June 30, 2020
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$1,065,294	$518	0.10%	$208,871	$457	0.44%
Securities (1)	1,407,108	12,741	1.83	1,158,657	15,336	2.66
Loans receivable, net (2)
Commercial	5,223,714	107,927	4.17	5,185,114	119,335	4.63
Residential real estate	2,273,332	39,166	3.45	2,490,243	48,499	3.90
Home equity loans and lines	268,115	6,686	5.03	333,574	7,923	4.78
Other consumer	47,547	1,177	4.99	81,930	2,534	6.22
Allowance for loan credit losses, net of deferred loan costs and fees	(53,187)	—	—	(17,720)	—	—
Loans receivable, net	7,759,521	154,956	4.03	8,073,141	178,291	4.44
Total interest-earning assets	10,231,923	168,215	3.32	9,440,669	194,084	4.13
Non-interest-earning assets	1,257,970			1,283,029
Total assets	$11,489,893			$10,723,698
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$3,707,398	7,695	0.42%	$2,887,212	9,931	0.69%
Money market	758,986	579	0.15	633,273	1,745	0.55
Savings	1,552,106	345	0.04	1,424,646	1,969	0.28
Time deposits	1,111,000	6,202	1.13	1,541,619	12,596	1.64
Total	7,129,490	14,821	0.42	6,486,750	26,241	0.81
FHLB Advances	—	—	—	553,963	4,770	1.73
Securities sold under agreements to repurchase	132,328	151	0.23	106,743	234	0.44
Other borrowings	228,359	5,623	4.97	169,900	4,527	5.36
Total borrowings	360,687	5,774	3.23	830,606	9,531	2.31
Total interest-bearing liabilities	7,490,177	20,595	0.55	7,317,356	35,772	0.98
Non-interest-bearing deposits	2,337,238			1,852,813
Non-interest-bearing liabilities	162,647			119,237
Total liabilities	9,990,062			9,289,406
Stockholders’ equity	1,499,831			1,434,292
Total liabilities and equity	$11,489,893			$10,723,698
Net interest income		$147,620			$158,312
Net interest rate spread (3)			2.77%			3.15%
Net interest margin (4)			2.91%			3.37%
Total cost of deposits (including non-interest-bearing deposits)			0.32%			0.63%
(1)    Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost, net of allowance for securities credit losses.
(2)    Amount is net of deferred loan costs and fees, undisbursed loan funds, discounts and premiums and allowance for loan credit losses, and includes loans held for sale and non-performing loans.
(3)    Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)    Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Selected Financial Condition Data:
Total assets	$11,483,901	$11,577,472	$11,448,313	$11,651,297	$11,345,365
Debt securities available-for-sale, at estimated fair value	249,330	268,511	183,302	169,634	153,239
Debt securities held-to-maturity, net of allowance for securities credit losses	1,146,735	1,082,326	937,253	871,688	867,959
Equity investments, at estimated fair value	90,917	50,159	107,079	63,846	13,830
Restricted equity investments, at cost	52,519	52,199	51,705	67,505	68,091
Loans receivable, net of allowance for loan credit losses	7,774,351	7,820,590	7,704,857	7,943,390	8,335,480
Deposits	9,415,286	9,502,812	9,427,616	9,283,288	8,967,754
Federal Home Loan Bank advances	—	—	—	343,452	343,392
Securities sold under agreements to repurchase and other borrowings	370,039	362,641	363,925	389,764	399,661
Stockholders’ equity	1,508,789	1,498,719	1,484,130	1,461,714	1,476,434

	For the Three Months Ended,
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Selected Operating Data:
Interest income	$83,341	$84,874	$92,562	$92,962	$95,877
Interest expense	9,325	11,270	14,711	16,174	17,210
Net interest income	74,016	73,604	77,851	76,788	78,667
Credit loss (benefit) expense	(6,460)	(620)	4,072	35,714	9,649
Net interest income after credit loss (benefit) expense	80,476	74,224	73,779	41,074	69,018
Other income (excluding net gain (loss) on equity investments and gain on sale of PPP loans)	11,227	12,548	11,032	11,755	11,430
Net gain (loss) on equity investments	576	8,287	24,487	(3,576)	—
Gain on sale of PPP loans	—	—	5,101	—	—
Operating expenses (excluding FHLB advance prepayment fees, branch consolidation and merger related expenses)	51,198	50,291	53,053	52,801	51,075
FHLB advance prepayment fees	—	—	13,333	—	924
Branch consolidation expense	26	1,011	3,336	830	863
Merger related expenses	446	381	1,194	3,156	3,070
Income (loss) before provision (benefit) for income taxes	40,609	43,376	43,483	(7,534)	24,516
Provision (benefit) for income taxes	10,054	10,679	10,419	(2,608)	5,878
Net income (loss)	$30,555	$32,697	$33,064	$(4,926)	$18,638
Net income (loss) available to common stockholders	$29,551	$31,693	$32,060	$(6,019)	$18,638
Diluted earnings (loss) per share	$0.49	$0.53	$0.54	$(0.10)	$0.31
Net accretion/amortization of purchase accounting adjustments included in net interest income	$2,835	$3,650	$6,186	$4,364	$5,536

(continued)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Selected Financial Ratios and Other Data(1):
Performance Ratios (Annualized):
Return on average assets (2)	1.03%	1.12%	1.09%	(0.21)%	0.67%
Return on average tangible assets (2) (3)	1.08	1.18	1.14	(0.22)	0.71
Return on average stockholders’ equity (2)	7.88	8.59	8.65	(1.61)	5.16
Return on average tangible stockholders’ equity (2) (3)	12.07	13.22	13.43	(2.51)	8.10
Stockholders’ equity to total assets	13.14	12.95	12.96	12.55	13.01
Tangible stockholders’ equity to tangible assets (3)	9.01	8.83	8.79	8.41	8.77
Tangible common equity to tangible assets (3)	8.50	8.33	8.28	7.91	8.25
Net interest rate spread	2.75	2.78	2.79	2.77	3.02
Net interest margin	2.89	2.93	2.97	2.97	3.24
Operating expenses to average assets (2)	1.80	1.83	2.40	1.94	2.02
Efficiency ratio (2) (4)	60.21	54.73	59.86	66.83	62.08
Loans to deposits	83.06	82.84	82.27	86.19	93.43

	For the Six Months Ended June 30,
	2021	2020
Performance Ratios (Annualized):
Return on average assets (2)	1.07%	0.66%
Return on average tangible assets (2) (3)	1.13	0.69
Return on average stockholders’ equity (2)	8.23	4.93
Return on average tangible stockholders’ equity (2) (3)	12.64	7.81
Net interest rate spread	2.77	3.15
Net interest margin	2.91	3.37
Operating expenses to average assets (2)	1.81	2.23
Efficiency ratio (2) (4)	57.34	64.72

(continued)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Trust and Asset Management:
Wealth assets under administration and management	$278,785	$274,172	$245,175	$232,292	$224,042
Nest Egg	129,674	101,701	93,237	80,472	57,383
Per Share Data:
Cash dividends per common share	$0.17	$0.17	$0.17	$0.17	$0.17
Stockholders’ equity per common share at end of period	25.22	24.84	24.57	24.21	24.47
Tangible common equity per common share at end of period (3)	15.58	15.26	14.98	14.58	14.79
Common shares outstanding at end of period	59,834,018	60,329,504	60,392,043	60,378,120	60,343,077
Preferred shares outstanding at end of period	57,370	57,370	57,370	57,370	57,370
Number of full-service customer facilities:	58	62	62	62	62
Quarterly Average Balances
Total securities	$1,501,484	$1,311,683	$1,209,543	$1,112,174	$1,130,779
Loans receivable, net	7,788,919	7,729,798	7,992,365	8,350,797	8,295,622
Total interest-earning assets	10,282,888	10,180,392	10,425,380	10,268,834	9,780,417
Total assets	11,539,732	11,439,501	11,747,439	11,621,969	11,114,586
Time deposits	1,002,086	1,221,123	1,437,770	1,606,632	1,623,890
Total deposits (including non-interest-bearing deposits)	9,507,392	9,425,609	9,505,835	9,241,265	8,707,003
Total borrowed funds	363,531	357,812	590,295	735,035	828,928
Total interest-bearing liabilities	7,408,720	7,571,148	7,886,598	7,767,059	7,517,887
Non-interest bearing deposits	2,462,203	2,212,273	2,209,532	2,209,241	2,018,044
Stockholders’ equity	1,504,035	1,495,580	1,475,088	1,482,682	1,453,658

Quarterly Yields
Total securities	1.62%	2.07%	2.38%	2.43%	2.64%
Loans receivable, net	3.97	4.09	4.23	4.09	4.28
Total interest-earning assets	3.25	3.38	3.53	3.60	3.94
Time deposits	1.03	1.21	1.39	1.45	1.58
Total cost of deposits (including non-interest-bearing deposits)	0.27	0.37	0.45	0.49	0.57
Total borrowed funds	3.31	3.14	2.72	2.60	2.38
Total interest-bearing liabilities	0.50	0.60	0.74	0.83	0.92
Net interest spread	2.75	2.78	2.79	2.77	3.02
Net interest margin	2.89	2.93	2.97	2.97	3.24
(1)    With the exception of end of quarter ratios, all ratios are based on average daily balances.
(2)    Performance ratios for each period are presented on a GAAP basis and include non-core operations. Refer to “Non-GAAP Reconciliation.”
(3)    Tangible stockholders’ equity and tangible assets exclude intangible assets relating to goodwill and core deposit intangible. Tangible common equity excludes goodwill, core deposit intangible and preferred equity.
(4)    Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
SUPPLEMENTAL INFORMATION
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Core Earnings:
Net income (loss) available to common stockholders (GAAP)	$29,551	$31,693	$32,060	$(6,019)	$18,638
Add (less) non-recurring and non-core items:
Merger related expenses	446	381	1,194	3,156	3,070
Branch consolidation expenses	26	1,011	3,336	830	863
Net (gain) loss on equity investments	(576)	(8,287)	(24,487)	3,576	—
FHLB advance prepayment fees	—	—	13,333	—	924
Gain on sale of PPP loans	—	—	(5,101)	—	—
Income tax expense (benefit) on items	26	1,666	2,832	(1,809)	(1,190)
Core earnings (loss) (Non-GAAP)	$29,473	$26,464	$23,167	$(266)	$22,305
Core diluted earnings (loss) per share	$0.49	$0.44	$0.39	$—	$0.37

Core Ratios (Annualized):
Return on average assets	1.02%	0.94%	0.78%	(0.01)%	0.81%
Return on average tangible assets	1.07	0.98	0.82	(0.01)	0.85
Return on average tangible stockholders’ equity	12.04	11.04	9.71	(0.11)	9.69
Efficiency ratio	60.06	58.37	59.69	59.63	56.69

	For the Six Months Ended June 30,
	2021	2020
Core Earnings:
Net income available to common stockholders (GAAP)	$61,244	$35,171
Add (less) non-recurring and non-core items:
Merger related expenses	827	11,597
Branch consolidation expenses	1,037	3,457
Net gain on equity investments	(8,863)	—
Two River and Country Bank opening credit loss expense under the CECL model	—	2,447
FHLB advance prepayment fees	—	924
Income tax expense on items	1,692	(4,311)
Core earnings (Non-GAAP)	$55,937	$49,285
Core diluted earnings per share	$0.93	$0.82

Core Ratios (Annualized):
Return on average assets	0.98%	0.92%
Return on average tangible assets	1.03	0.97
Return on average tangible stockholders’ equity	11.55	10.94
Efficiency ratio	59.21	56.01

(continued)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Tangible Stockholders’ Equity to Tangible Assets:
Total stockholders’ equity	$1,508,789	$1,498,719	$1,484,130	$1,461,714	$1,476,434
Less:
Goodwill	500,319	500,319	500,319	500,849	501,472
Core deposit intangible	20,912	22,273	23,668	25,194	26,732
Tangible stockholders’ equity	$987,558	$976,127	$960,143	$935,671	$948,230

Total assets	$11,483,901	$11,577,472	$11,448,313	$11,651,297	$11,345,365
Less:
Goodwill	500,319	500,319	500,319	500,849	501,472
Core deposit intangible	20,912	22,273	23,668	25,194	26,732
Tangible assets	$10,962,670	$11,054,880	$10,924,326	$11,125,254	$10,817,161
Tangible stockholders’ equity to tangible assets	9.01%	8.83%	8.79%	8.41%	8.77%

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Tangible Common Equity to Tangible Assets:
Total stockholders’ equity	$1,508,789	$1,498,719	$1,484,130	$1,461,714	$1,476,434
Less:
Goodwill	500,319	500,319	500,319	500,849	501,472
Core deposit intangible	20,912	22,273	23,668	25,194	26,732
Preferred stock	55,527	55,527	55,527	55,544	55,711
Tangible common equity	$932,031	$920,600	$904,616	$880,127	$892,519

Total assets	$11,483,901	$11,577,472	$11,448,313	$11,651,297	$11,345,365
Less:
Goodwill	500,319	500,319	500,319	500,849	501,472
Core deposit intangible	20,912	22,273	23,668	25,194	26,732
Tangible assets	$10,962,670	$11,054,880	$10,924,326	$11,125,254	$10,817,161
Tangible common equity to tangible assets	8.50%	8.33%	8.28%	7.91%	8.25%